UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2023

AUDACY, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-14461	23-1701044
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Market Street, 4th Floor Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-5610

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $.01 per share	AUD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on May 16, 2023, the New York Stock Exchange (the “NYSE”) notified Audacy, Inc. (the “Company”) that it had elected to commence proceedings to delist the Company’s Class A common stock (the “Class A common stock”) from the NYSE based on the Company’s “abnormally low” price levels, pursuant to Section 802.01D of the NYSE Listed Company Manual (“Section 802.01D”). On May 31, 2023, the Company submitted a written appeal request for a review of the NYSE’s determination by a Committee of the Board of Directors of the NYSE (the “NYSE Committee”).

Pursuant to Section 804.00 of the NYSE Listed Company Manual, the review by the NYSE Committee will generally be scheduled for a date that is at least 25 business days from the date of the request for review, if such review is granted by the NYSE. The delisting of the Company’s securities will be stayed pending the conclusion of the review process, while the trading suspension that was implemented on May 16, 2023 will remain in effect. There can be no assurance that the Committee will grant the Company’s request for a review.

If the Company is successful in its appeal of the NYSE’s decision to commence delisting proceedings pursuant to Section 802.01D, the Class A common stock may resume trading on the NYSE. In the interim, the Company’s Class A common stock will continue to trade over the counter under the symbol “AUDA.”

Item 8.01	Other Events.

On June 5, 2023, following its shareholders’ approval on May 24, 2023 of the alternative amendments to the Company’s amended and restated articles of incorporation to permit the Company to effect a reverse stock split of its outstanding Class A and Class B common stock, a committee appointed by the board of directors of the Company authorized and approved a reverse stock split ratio of one-for-30 (the “Reverse Stock Split”). The Company intends to effect the Reverse Stock Split on June 30, 2023. In connection with the Reverse Stock Split, every 30 shares of the Company’s Class A and Class B common stock issued and outstanding as of the effective date will be automatically changed into one share of Class A or Class B common stock, as applicable. The Company’s shareholders will receive cash in lieu of any fractional shares they would otherwise be entitled to receive in the Reserve Stock Split.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and involve certain risks and uncertainties, including the Company’s ability to successfully appeal the suspension and delisting of the Class A common stock by the NYSE and timing of the effectiveness of the Reverse Stock Split. Additional information and key risks applicable to these statements are described in the Company’s reports on Forms 8-K, 10-Q and 10-K and other filings the Company makes with the SEC. All of the forward-looking statements in this Current Report on Form 8-K are qualified by these cautionary statements, and actual results or developments may differ materially from those in these forward-looking statements. The Company assumes no obligation to publicly update or revise any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Audacy, Inc.

By:	/s/ Andrew P. Sutor, IV
Andrew P. Sutor, IV
Executive Vice President and Secretary

Dated: June 6, 2023

3